Exhibit 10.5

SECOND AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This Second Amendment to Loan and Security Agreement is entered into as of June 1, 2020 (the “Amendment”), by and between AVIDBANK (“Bank”), and NTN BUZZTIME, INC. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of September 28, 2018 and as amended from time to time, including pursuant to that certain First Amendment to Loan and Security Agreement dated as of March 12, 2020 (collectively, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1. The period at the end of clause (d) of the defined term “Permitted Indebtedness” set forth in Section 1.1 of the Agreement is replaced with a semicolon that is followed by the word “and”.

2. The following is added as a new clause (e) after the end of clause (d) of the defined term “Permitted Indebtedness” set forth in Section 1.1 of the Agreement:

(e) unsecured Indebtedness in an original principal amount of approximately $1,625,000 with respect to a loan provided by Level One Bank to Borrower under the Paycheck Protection Program pursuant to the Coronavirus Aid, Relief, and Economic Security Act, dated March 27, 2020 (the “CARES Act”), the proceeds of which are deposited into an account maintained at Bank, and such proceeds are used by Borrower in compliance with the CARES Act (the “PPP Loan”).

3. The following is added to the end of Section 7.4 of the Agreement:

Borrower shall not make any principal payment on account of the PPP Loan if an Event of Default under this Agreement has occurred that is continuing or would exist after giving effect to such payment.

4. The following is added as a new Section 8.11 at the end of Section 8 of the Agreement:

8.11 PPP Loan. If Borrower fails to promptly apply for loan forgiveness with respect to the portion of the PPP Loan for which forgiveness is available following such time that Borrower is eligible to apply for such forgiveness under the CARES Act or if there occurs any event of default under the PPP Loan; or if Borrower fails to comply with any of the terms governing the PPP Loan.

5. Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

6. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

7. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original hereof. Notwithstanding the foregoing, Borrower shall deliver all original signed documents no later than ten (10) Business Days following the date of execution.

8. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a) this Amendment, duly executed by Borrower;

(b) payment of all Bank Expenses incurred in connection herewith; and

(c) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

BORROWER:

NTN BUZZTIME, INC.

By:	/s/ Sandra Gurrola
Name:	Sandra Gurrola
Title:	SVP of Finance

BANK:

AVIDBANK

By:	/s/ Samantha Kim
Name:	Samantha Kim
Title:	VP